Exhibit 99.1
MDC PARTNERS INC.
SCHEDULE OF MARKETING COMMUNICATIONS COMPANIES

MDC maintains a majority ownership position in substantially all of its operating partner companies, with management of the partner companies owning the remaining equity.  MDC generally has rights to increase its ownership of such subsidiaries to 100% over a defined period of time.

	Year of Initial
Company	Investment	Locations
Consolidated:
Strategic Marketing Services
72andSunny	2010	Los Angeles, Netherlands, New York, UK
Allison & Partners	2010	San Francisco, Los Angeles, New York and other US Locations, China, France, Singapore, UK
Anomaly	2011	New York, Netherlands, Canada, UK, China
Attention	2009	New York
Bruce Mau Design	2004	Canada
Colle + McVoy	1999	Minneapolis
Concentric Partners	2011	New York
Crispin Porter + Bogusky	2001	Miami, Boulder, Los Angeles, UK, Sweden, Denmark, Brazil, China
Doner	2012	Detroit, Atlanta, Cleveland, UK, Los Angeles
Hello Design	2004	Los Angeles
HL Group Partners	2007	New York, Los Angeles, China
kirshenbaum bond senecal + partners	2004	New York, Canada, China, UK
The Media Kitchen	2010	New York
Varick Media Management	2010	New York
Kwittken	2010	New York, UK
Laird + Partners	2011	New York
Mono Advertising	2004	Minneapolis
Redscout	2007	New York, San Francisco
Sloane & Company	2010	New York
Union	2013	Canada
Veritas	1993	Canada
Vitro	2004	San Diego
Yamamoto	2000	Minneapolis
Performance Marketing Services
6degrees Communications	1993	Canada
Accent	1999	Jeffersonville, Kansas City, Farmington, Tell City, Hot Springs, Jamaica
Assembly	2014	New York
RJ Palmer	2011	New York
TargetCast	2012	New York
Trade X	2011	New York
Boom Marketing	2005	Canada
Bryan Mills Iradesso	1989	Canada
Integrated Media Solutions	2010	New York
Kenna Communications	2010	Canada
Kingsdale	2014	Canada, New York
LBN Partners	2013	Detroit, Los Angeles
Luntz Global	2014	Washington, D.C.
Northstar Research Partners	1998	Canada, New York, UK
Relevent	2010	New York
Source Marketing	1998	Connecticut, Pennsylvania
TargetCom	2000	Chicago
TEAM	2010	Ft. Lauderdale

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